UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:        November 16, 2006

(Date of earliest event reported: November 10, 2006)

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 10, 2006, the Executive Compensation and Employee Benefits Committee and the Executive Committee of the Board of Directors of Haverty Furniture Companies, Inc. (“the Company” or “Havertys”) voted to make certain amendments to the Haverty Furniture Companies, Inc. Retirement Plan (“the Retirement Plan”), the Haverty Furniture Companies, Inc. Supplemental Executive Retirement Plan (“Supplemental Plan”) and the Haverty Furniture Companies, Inc. Thrift Plan (“401(k) Thrift Plan”). These amendments are summarized as follows:

Retirement Plan: Havertys maintains a tax-qualified, non-contributory defined benefit plan covering substantially all employees. As of December 31, 2005, the Retirement Plan was closed to any employees hired after that date. Effective January 1, 2007, there will be no new benefits earned under this Plan for additional years of service after December 31, 2006. All current participants in the Plan will keep any and all benefits that they have accrued up until December 31, 2006, provided that they are vested at the time their employment ends.

Supplemental Plan: Havertys’ Supplemental Plan is a non-qualified plan for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Effective December 1, 2006, the Supplemental Plan will be amended such that no future changes to the Retirement Plan will affect the calculation of the Supplemental Plan benefit, and that the benefit accrued as of December 1, 2006 will not be reduced. The maximum annual benefit – when combining the Supplemental Plan benefit, the calculated Retirement Plan Benefit, and Social Security - will continue to be $125,000.

401(k) Thrift Plan: Havertys’ 401(k) Thrift Plan is an employee savings/retirement plan to which substantially all employees may contribute. Effective January 1, 2007, the Company will increase its matching contribution from 50% of the first 2% of eligible pay and 25% of the next 4% contributed by participants, to 100% of the first 1% of eligible pay and 50% of the next 5% contributed by participants. This represents an increase in the maximum match from 2% to 3.5% of eligible pay. The Company will also contribute an additional 2% of eligible pay to those individuals with at least 10 years of service and whose age plus years of service equal 65 on December 31, 2006. These contributions will be made at the end of each calendar year of the eligible participant’s employment beginning on December 31, 2007 and continuing until further notice by the Company. The additional deposits will be made into the 401(k) accounts of these individuals because they have less time to benefit from the newly increased 401(k) Company match. The Company’s Section 16 reporting officers are excluded from receiving these additional 2% contributions.

The Company’s named executive officers are participants in each of the above plans. None of the amendments to these plans will materially affect the total compensation of any of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

November 16, 2006	By:	/s/ Jenny Hill Parker
Jenny Hill Parker Vice President, Secretary and Treasurer

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